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EXHIBIT No. 10(v)

Constellation Energy Group, Inc.
Amended and Restated 2002 Senior Management Long-Term Incentive Plan
(Plan)

1.    Purpose. The purpose of this Plan is to increase shareholder value by providing a long-term incentive to reward certain executives, senior management level and key employees of the Company and its Subsidiaries, whose responsibilities include the continued growth, development, and financial success of the Company and its Subsidiaries, and the continued profitable performance of the Company and its Subsidiaries. The Plan is also designed to permit the Company and its Subsidiaries to attract and retain talented and motivated executive, senior management and key employees and to increase their ownership of Company common stock.

2.    Definitions. All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

        "Award" means individually or collectively, Restricted Stock, Restricted Stock Units, Options, Performance Units, Stock Appreciation Rights, Dividend Equivalents, or Equity granted under this Plan.

        "Board" means the Board of Directors of the Company.

        "Book Value" means the book value of a share of Stock determined in accordance with the Company's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section 10.

        "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

        "Company" means Constellation Energy Group, Inc., a Maryland corporation, or its successor, including any "New Company" as provided in Section 15I.

        "Covered Award" means any Award granted under the Plan on or after December 18, 2005.

        "Date of Grant" means the date on which the granting of an Award is authorized by the Plan Administrator or such later date as may be specified by the Plan Administrator in such authorization.

        "Date of Retirement" means the date of Retirement.

        "Disability" means the determination that a Participant is "disabled" under the Company disability plan in effect at that time.

        "Dividend Equivalent" means an Award granted under Section 11.

        "Eligible Person" means any person who satisfies all of the requirements of Section 5.

        "Equity" means an Award granted under Section 12.

        "Excluded Transactions" has the meaning set forth in Section 13.

        "Exercise Period" means the period or periods during which a Stock Appreciation Right is exercisable as described in Section 10.

        "Fair Market Value" means the average of the highest and lowest price at which the Stock was sold regular way on the New York Stock Exchange-Composite Transactions on a specified date.

        "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

        "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Option" or "Stock Option" means either a nonqualified stock option or an incentive stock option granted under Section 8.

        "Option Period" or "Option Periods" means the period or periods during which an Option is exercisable as described in Section 8.

        "Participant" means an individual who has been granted an Award under this Plan.

        "Pension Plan" means the Pension Plan of Constellation Energy Group, Inc. as may be amended from time to time.

        "Performance-Based" means that in determining the amount of a Restricted Stock or Restricted Stock Unit Award payout, the Plan Administrator will take into account the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof.

        "Performance Period" means the taxable year of the Company or any other period designated by the Plan Administrator with respect to which an Award may be granted.

        "Performance Unit" means a unit of measurement equivalent to such amount or measure as defined by the Plan Administrator which may include, but is not limited to, dollars, market value shares, or book value shares.

        "Plan Administrator" means, as set forth in Section 4, the Chief Executive Officer of the Company.

        "Restricted Stock" means Stock issued in the name of a Participant that bears a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Stock until the expiration of the restriction period.

        "Restricted Stock Unit" means a right granted under Section 7 that is denominated in shares of stock, each of which represents a right to receive the value of a share of stock (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth by the Committee.

        "Retirement" means retirement on or after the "Early Retirement Date" (as such term is defined in the Pension Plan or a Subsidiary's retirement or pension plan).

        "Service-Based" means that in determining the amount of a Restricted Stock or Restricted Stock Unit Award payout, the Plan Administrator will take into account only the period of time that the Participant performed services for the Company or its Subsidiaries since the Date of Grant.

        "Stock" means the common stock, without par value, of the Company.

        "Stock Appreciation Right" means an Award granted under Section 10.

        "Subsidiary(ies)" means any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Plan Administrator, in his/her discretion.

        "Termination" means resignation or discharge from employment with the Company or any of its Subsidiaries except in the event of death, Disability, or Retirement.

        "Year" means a fiscal year of the Company commencing on or after January 1, 2002 that constitutes all or part of the applicable Performance Period.

3.    Effective Date, Duration and Stockholder Approval.

        A.     Effective Date and Stockholder Approval. The Plan became effective as of May 24, 2002, and was most recently amended and restated effective as of December 18, 2005.

        B.     Period for Grants of Awards. Awards may be made as provided herein for a period of 10 years after May 24, 2002.

        C.    Termination. The Plan will continue in effect until all matters relating to the payment of outstanding Awards and administration of the Plan have been settled.

4.    Plan Administration. The Chief Executive Officer is the Plan Administrator and has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated purpose. Without limiting the generality of the foregoing, the Plan Administrator may modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Section 15H of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the Participant, and provided, further, that no modification, amendment or substitution that results in repricing a Stock Option to a lower exercise price, other than to reflect an adjustment made pursuant to Section 15H, shall be made without prior stockholder approval).

        The Plan Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Such determinations shall be final and not subject to further appeal.

        The Plan Administrator may delegate his/her authority under the Plan.

5.    Eligibility. Each officer (who is not a participant under the Company's Executive Long-Term Incentive Plan), senior management level or key employee of the Company and its Subsidiaries may be designated by the Plan Administrator as a Participant, from time to time, with respect to one or more Awards. No employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan. The Plan Administrator may also grant Awards to individuals in connection with hiring (as an officer, senior management level or key employee), retention or otherwise, prior to the date the individual first performs services for the Company or a Subsidiary; provided, however, that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6.    Grant of Awards and Limitation of Number of Shares Awarded. The Plan Administrator may, from time to time, grant Awards to one or more Eligible Persons, provided that subject to any adjustment pursuant to Section 15H, the aggregate number of shares of Stock subject to Awards that may be delivered under this Plan may not exceed four million (4,000,000) shares. Shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company, or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

        Any shares of Stock covered by an Award (or portion of an Award) granted under the Plan that is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using shares, shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. Likewise, if any Option granted under the Plan is exercised by tendering shares of Stock to the Company as full or partial payment for such exercise under the Plan, only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

        The Plan Administrator may permit or require a recipient of an Award to defer all or part of such individual's receipt of the payment of cash or the delivery of Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Plan Administrator shall, in his/her sole discretion, establish rules and procedures for such payment deferrals.

7.    Service-Based Restricted Stock and Restricted Stock Unit Awards.

        A.     Grants of Service-Based Restricted Shares or Units. One or more shares of Restricted Stock or Restricted Stock Units may be granted to any Eligible Person. The Service-Based Restricted Stock will be issued or Restricted Stock Unit granted to the Participant on the Date of Grant without the payment of consideration by the Participant. The Service-Based Restricted Stock will be issued or Restricted Stock Unit granted in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Service-Based Restricted Stock or Restricted Stock Unit until the expiration of the restriction period.

        The Plan Administrator may also impose such other restrictions and conditions on the Service-Based Restricted Stock or Restricted Stock Unit as he/she deems appropriate.

        Upon issuance to the Participant of the Service-Based Restricted Stock, the Participant will have the right to vote the Service-Based Restricted Stock. Upon issuance to the Participant of the Restricted Stock or grant of the Restricted Stock Unit and subject to the Plan Administrator's discretion, the Participant will have the right to receive the cash dividends (or Dividend Equivalents as provided in Section 11) distributable with respect to such shares or units, with such dividends or Dividend Equivalents treated as compensation to the Participant. The Plan Administrator, in his/her sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Plan Administrator.

        B.     Restriction Period. At the time a Service-Based Restricted Stock or Restricted Stock Unit Award is granted, the Plan Administrator will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each Restricted Stock or Restricted Stock Unit Award may have a different restriction period, at the discretion of the Plan Administrator.

        C.    Forfeiture or Payout of Award. In the event a Participant ceases employment during a restriction period, a Service-Based Restricted Stock or Restricted Stock Unit Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination—the Service-Based Restricted Stock or Restricted Stock Unit Award is completely forfeited; or (b) Retirement, Disability or death—payout of the Service-Based Restricted Stock or Restricted Stock Unit Award is prorated for service during the period; provided, however, that the Plan Administrator may modify the above if he/she determines at his/her sole discretion that special circumstances warrant such modification.

        Any shares of Service-Based Restricted Stock which are forfeited will be transferred to the Company.

        Upon completion of the restriction period, all Award restrictions will expire and new certificates representing the Award will be issued (the payout) without the restrictive legend described in Section 7A.

        D.    Waiver of Section 83(b) Election. Unless otherwise directed by the Plan Administrator, as a condition of receiving an Award of Service-Based Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Service-Based Restricted Stock as income on the Date of Grant.

8.    Stock Options.

        A.     Grants of Options. One or more Options may be granted to any Eligible Person on the Date of Grant without the payment of consideration by the Participant.

        B.     Stock Option Agreement. Each Option granted under the Plan will be evidenced by a "Stock Option Agreement" between the Company and the Participant containing provisions determined by the Plan Administrator, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Plan Administrator at the Date of Grant; provided, however, that each Incentive Stock Option Agreement must include the following terms and conditions: (i) that the Options are exercisable, either in total or in part, with a partial exercise not affecting the exercisability of the balance of the Option; (ii) every share of Stock purchased through the exercise of an Option will be paid for in full at the time of the exercise; (iii) each Option will cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant's purchase of the Stock to which the Option relates, (b) the Participant's exercise of a related Stock Appreciation Right, or (c) the lapse of the Option; (iv) Options will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative; and (v) notwithstanding any other provision, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Plan Administrator, in his/her sole discretion, may declare any previously granted Options to be immediately exercisable.

        C.    Option Price. The Option price per share of Stock will be set by the grant, but will be not less than 100% of the Fair Market Value at the Date of Grant.

        D.    Form of Payment. At the time of the exercise of the Option, the Option price will be payable in cash or in other shares of Stock or in a combination of cash and other shares of Stock, in a form and manner as required by the Plan Administrator in his/her sole discretion. When Stock is used in full or partial payment of the Option price, it will be valued at the Fair Market Value on the applicable date.

        E.     Other Terms and Conditions. The Option will become exercisable in such manner and within such Option Period or Periods, not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full. Except as otherwise provided in this Plan or in the Stock Option Agreement, any Option may be exercised in whole or in part at any time.

        F.     Lapse of Option. An Option will lapse upon the earlier of: (i) 10 years from the Date of Grant, or (ii) at the expiration of the Option Period set by the grant. If the Participant ceases employment within the Option Period and prior to the lapse of the Option, the Option will lapse as follows: (a) Termination—any unvested Option will lapse on the effective date of the Termination and any vested Option will lapse 90 days after the effective date of the Termination; or (b) Retirement, Disability or death—any unvested Option will lapse on the effective date of the Retirement, Disability or death and any vested Option will lapse on the earlier of 60 months after the effective date of the Retirement, Disability or death or at the expiration of the Option Period set by the Grant; provided, however, that the Plan Administrator may modify the above if he/she determines in his/her sole discretion that special circumstances warrant such modification.

        G.    Individual Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year are first exercisable will not exceed $100,000 with respect to such calendar year (or such other individual limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

9.    Performance-Based Restricted Stock or Restricted Stock Units/Performance Units.

        A.     Provision for Awards. The Plan Administrator will determine a Performance Period and will determine the performance objectives for each Participant's target performance award and the number of shares of Performance-Based Restricted Stock, Performance-Based Restricted Stock Units or Performance Units subject to each target performance award. Performance objectives may vary from Participant to Participant and will be based upon such performance criteria or combination of factors as the Plan Administrator deems appropriate, which may include, but not be limited to, the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units or Performance-Based Restricted Stock or Performance-Based Restricted Stock Units for which different Performance Periods are prescribed.

        If during the course of a Performance Period significant events occur as determined in the sole discretion of the Plan Administrator which the Plan Administrator expects to have a substantial effect on a performance objective during such period, the Plan Administrator may revise such objective.

        B.     Performance-Based Restricted Stock Awards or Restricted Stock Unit Awards.

          (i)    Grants of Performance-Based Restricted Stock or Restricted Stock Units. Subject to Section 9A, one or more shares of Performance-Based Restricted Stock or Restricted Stock Unit may be granted to any Eligible Person. The Performance-Based Restricted Stock or Restricted Stock Unit will be issued to the Participant on the Date of Grant without the payment of consideration by the Participant. The Performance-Based Restricted Stock or Restricted Stock Unit will be issued in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Performance-Based Restricted Stock or Restricted Stock Unit until the expiration of the restriction period.

          The Plan Administrator may also impose such other restrictions and conditions on the Performance-Based Restricted Stock or Restricted Stock Unit as he/she deems appropriate.

          Upon issuance to the Participant of the Performance-Based Restricted Stock, the Participant will have the right to vote the Performance-Based Restricted Stock. Upon issuance to the Participant of the Performance-Based Restricted Stock or grant of the Restricted Stock Unit and subject to the Plan Administrator's discretion, the Participant will have the right to receive the cash dividends (or Dividend Equivalents as provided in Section 11) distributable with respect to such shares or units, with such dividends or Dividend Equivalents treated as compensation to the Participant. The Plan Administrator, in his/her sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Plan Administrator.

          (ii) Restriction Period. At the time a Performance-Based Restricted Stock or Restricted Stock Unit Award is granted, the Plan Administrator will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each Performance-Based Restricted Stock or Restricted Stock Unit Award may have a different restriction period, at the discretion of the Plan Administrator.

          (iii)    Waiver of Section 83(b) Election. Unless otherwise directed by the Plan Administrator, as a condition of receiving an Award of Performance-Based Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Performance-Based Restricted Stock as income on the Date of Grant.

        C.    Performance Units. Subject to Section 9A, one or more Performance Units may be earned by an Eligible Person based on the achievement of preestablished performance objectives during a Performance Period.

        D.    Forfeiture or Payout of Award. As soon as practicable after the end of each Performance Period, the Plan Administrator will determine whether the performance objectives and other material terms of the Award were satisfied. The Plan Administrator's determination of all such matters will be final and conclusive.

        As soon as practicable after the date the Plan Administrator makes the above determination, the Plan Administrator will determine the Award payment for each Participant.

        In the event a Participant ceases employment during a Performance Period, the Performance-Based Restricted Stock, Performance-Based Restricted Stock Unit or Performance Unit Award is subject to forfeiture or payout as follows: (a) Termination—the Performance-Based Restricted Stock, Performance-Based Restricted Stock Unit or Performance Unit Award is completely forfeited; or (b) Retirement, Disability or death—payout of the Performance-Based Restricted Stock, Performance-Based Restricted Stock Unit or Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that the Plan Administrator may modify the above if he/she determines in his/her sole discretion that special circumstances warrant such modification.

        Any shares of Performance-Based Restricted Stock which are forfeited will be transferred to the Company.

        E.     Form and Timing of Payment. With respect to shares of Performance-Based Restricted Stock or Restricted Stock Units for which restrictions lapse, new certificates will be issued (the payout) without the restrictive legend described in Section 9B(i). Each Performance Unit is payable in cash or shares of Stock or in a combination of cash and Stock, as determined by the Plan Administrator in his/her sole discretion. Such payment will be made as soon as practicable after the Award payment is determined.

10.    Stock Appreciation Rights.

        A.     Grants of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Plan Administrator may impose.

        B.     Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable; both such Stock Appreciation Right and the Option to which it relates will not be exercisable during the six months following their respective Dates of Grant except in the event of the Participant's Disability or death. A Stock Appreciation Right issued independent of an Option will be exercisable pursuant to such terms and conditions established in the grant. Notwithstanding such terms and conditions, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Plan Administrator, in his/her sole discretion, may declare any previously granted Stock Appreciation Right immediately exercisable.

        C.    Failure to Exercise. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

        D.    Payment. An exercisable Stock Appreciation Right granted pursuant to an Option will entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Plan Administrator at the Date of Grant: (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Option price, times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered, or (2) the excess of the Book Value of one share of Stock at the date of exercise over the Book Value of one share of Stock at the Date of Grant of the related Option, times the number of shares called for by the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Plan Administrator at the Date of Grant: (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Fair Market Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right, or (2) the excess of the Book Value of one share of Stock at the date of exercise of the

Stock Appreciation Right over the Book Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right.

        The Plan Administrator may direct the payment in settlement of the Stock Appreciation Right to be in cash or Stock or a combination thereof. Alternatively, the Plan Administrator may permit the Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right, provided that (i) the Plan Administrator must consent to or disapprove such election and (ii) unless the Plan Administrator directs otherwise, the election and the exercise must be made during the period beginning on the 3rd business day following the date of public release of quarterly or year-end earnings and ending on the 12th business day following the date of public release of quarterly or year-end earnings. The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

        E.     Nontransferable. A Stock Appreciation Right will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

        F.     Lapse of a Stock Appreciation Right. A Stock Appreciation Right will lapse upon the earlier of: (i) 10 years from the Date of Grant; or (ii) at the expiration of the Exercise Period as set by the grant. If the Participant ceases employment within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse as follows: (a) Termination—any unvested Stock Appreciation Right will lapse on the effective date of the Termination and any vested Stock Appreciation Right will lapse 90 days after the effective date of the Termination; or (b) Retirement, Disability or death—any unvested Stock Appreciation Right will lapse on the effective date of the Retirement, Disability or death and any vested Stock Appreciation Right will lapse on the earlier of 60 months after the effective date of the Retirement, Disability or death or at the expiration of the Exercise Period set by the grant; provided, however, that the Plan Administrator may modify the above if he/she determines in his/her sole discretion that special circumstances warrant such modification.

11.    Dividend Equivalents.

        A.     Grants of Dividend Equivalents. Dividend Equivalents may be granted under the Plan in conjunction with an Option or a separately awarded Stock Appreciation Right, at the Date of Grant or by amendment, without consideration by the Participant. Dividend Equivalents may also be granted under the Plan in conjunction with Performance-Based Restricted Stock, Performance-Based Restricted Stock Units or Performance Units, at any time during the Performance Period, without consideration by the Participant.

        B.     Payment. Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a share of Stock on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 11D. The Plan Administrator, in his/her sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Plan Administrator.

        C.    Nontransferable. A Dividend Equivalent will not be transferable by the Participant.

        D.    Lapse of a Dividend Equivalent. Each Dividend Equivalent will lapse on the earlier of (i) the date of the lapse of the related Option or Stock Appreciation Right; (ii) the date of the exercise of the related Option or Stock Appreciation Right; (iii) the end of the Performance Period (or if earlier, the date the Participant ceases employment) of the related Performance Units or Performance-Based Restricted Stock or Restricted Stock Unit Award; or (iv) the lapse date established by the Plan Administrator on the Date of Grant of the Dividend Equivalent.

12.    Equity. One or more shares of Stock may be granted to any Eligible Person, in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Plan Administrator shall determine. An Equity Award may be denominated in Stock or other securities, stock-equivalent units, securities or debentures convertible into Stock, or any combination of the foregoing and may be paid in Stock or other securities, in cash, or in a combination of Stock or other securities and cash, all as determined in the sole discretion of the Plan Administrator. Unless the Plan Administrator determines otherwise, the vesting period for Equity Awards shall be at least three years.

13.    Accelerated Award Payout/Exercise.

        A.     Change in Control. Notwithstanding anything in this Plan document to the contrary, a Participant is entitled to an accelerated payout (as set forth in Section 13B) with respect to any previously granted Award upon the happening of a change in control; provided, that, except as otherwise expressly provided to the contrary in the applicable grant agreement, a Participant will not be entitled to an accelerated vesting or payout of any Covered Awards in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of December 18, 2005 by and among FPL Group, Inc., CF Merger Corporation and the Company (the "Excluded Transactions"), and such Covered Awards shall remain outstanding in accordance with their terms following the consummation of the Excluded Transactions, subject to any adjustments made by the Plan Administrator in accordance with the provisions of Section 15.

        A change in control for purposes of this Section 13 means the occurrence of any one of the following events:

          (i)    individuals who, on January 24, 2003, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 24, 2003, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (ii)    any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Company or any corporation with respect to which the Company owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary Company"), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by Participant or any group of persons including Participant (or any entity controlled by Participant or any group of persons including Participant);

          (iii)    consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiary Companies, (a "Business Combination"), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company's assets.

        Notwithstanding the foregoing, a change in control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control of the Company shall then occur.

        B.     Amount of Award Subject to Accelerated Payout. The amount of a Participant's previously granted Award that will be paid or exercisable upon the happening of a change in control will be determined as follows, provided, that, except as otherwise expressly provided to the contrary in the applicable grant agreement, a Participant will not be entitled to an accelerated vesting or payout of any Covered Awards under this Section 13B in connection with the consummation of the Excluded Transactions:

          Service-Based Restricted Stock or Restricted Stock Unit Awards. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of Service-Based Restricted Stock or Restricted Stock Units that were issued on the Date of Grant.

          Stock Option Awards and Stock Appreciation Rights. Any previously granted Stock Option Awards or Stock Appreciation Rights will be immediately vested, any gain will be immediately paid in cash, and the Stock Option Awards and/or Stock Appreciation Rights will then lapse.

          Performance-Based Restricted Stock or Restricted Stock Units/Performance Units. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of Performance-Based Restricted Stock or Restricted Stock Units/Performance Units subject to the Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the payout date, and assuming that maximum performance was achieved.

          Equity Awards. Any previously granted Equity Award will be immediately vested.

          Covered Awards. Except as may be expressly provided to the contrary in the applicable grant agreement, Covered Awards shall not vest or be subject to immediate payout as a result of the consummation of the Excluded Transactions, but will remain outstanding in accordance with their terms following the consummation of the Excluded Transactions, subject to any adjustments made by the Plan Administrator in accordance with the provisions of Section 15.

        C.    Timing of Accelerated Payout/Option Period/Exercise Period. The accelerated payout set forth in Section 13B will be made in cash within 30 days after the date of the change in control. When Stock is related to the Award, the amount of cash will be determined based on the Fair Market Value of Stock on the payout date.

14.    Amendment of Plan.

        The Plan Administrator may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except no such action may be taken without the consent of the Participant to whom any Award was previously granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder.

15.    Miscellaneous Provisions.

        A.     Nontransferability. No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute; (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), and approved by the Plan Administrator, to satisfy income tax withholding; and (iii) as requested by the Participant and approved by the Plan Administrator, to members of the Participant's family, or a trust established by the Participant for the benefit of family members.

        B.     No Employment Right. Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

        C.    Tax Withholding. The Company or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary. Subject to compliance with any requirements of applicable law, the Plan Administrator may permit or require a Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Stock satisfied through the payment of cash by the Participant to the Company or a Subsidiary, the retention by the Company or a

Subsidiary of shares of Stock, or delivery of previously owned shares of the Participant's Stock, having a Fair Market Value equal to the withholding amount.

        D.    Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

        E.     Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

        F.     Indemnification. The Plan Administrator (and his/her designees) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

        G.    Reliance on Reports. The Plan Administrator (and each person to whom the Plan Administrator has delegated any of his/her authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall the Plan Administrator (or each person to whom the Plan Administrator has delegated any of his/her authority or power under this Plan) be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

        H.    Changes in Capital Structure. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Stock, then appropriate adjustments shall be made in the shares of Stock theretofore awarded to the Participants and in the aggregate number of shares of Stock which may be awarded pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Stock to which they relate.

        I.      Company Successors. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of the Company under this Plan.

        J.      Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

        K.    Relationship to Other Benefits. Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

        L.     Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        M.   Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

        You may obtain without charge, upon written or oral request, a copy of documents incorporated by reference in the Registration Statement on file with the Securities and Exchange Commission pertaining to the securities offered under the 2002 Senior Management Long-Term Incentive Plan. In addition you may obtain, without charge, upon written or oral request, a copy of documents that are required to be delivered under Rule 428(b) of the Securities Act including our annual report to shareholders or annual report on Form 10-K and a copy of the documents that comprise the prospectus.

        To make a request for any of these documents, you may telephone or write:

Corporate Secretary
750 East Pratt Street
18th Floor
Baltimore, Maryland 21202
(410) 783-3600

2002 Senior Management Long-Term Incentive Plan
Appendix

Additional Information

        The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, and the Plan is not qualified under Section 401(a) of the Internal Revenue Code.

        Participants may obtain additional information about the Plan by contacting:

    Manager – Executive Compensation
    Constellation Energy Group, Inc.
    750 East Pratt Street
    5th Floor
    Baltimore, MD 21202
    410-783-3244

        After each grant is made, participants will be furnished with information about the amount of the grant. Participants have access to information about their outstanding grants.

        In general, grants subject to restrictions are taxable to participants when the restrictions lapse, and deductible by Constellation Energy at such time, based on the fair market value of the awards when the restrictions lapse. Grants not subject to restrictions are taxable/deductible at fair market value on the grant date. Additionally, options are subject to other special tax provisions.

FORM OF SERVICE-BASED RESTRICTED STOCK AWARD AGREEMENT

[DATE]

Recipient Name
Recipient Title
Company
Company Address
City, State Zip Code

RE:  Service-Based Restricted Stock Award

Dear Recipient:

Effective date, The Board of Directors Compensation Committee, (The Committee), granted you [#] service-based restricted shares of CEG Common Stock (the "Award") pursuant to Section 7 of the Constellation Energy Group, Inc. 2002 Senior Management Long-Term Incentive Plan (the "Plan"). In addition to other provisions of the Plan (a copy of which is provided to you with this letter), your Award is subject to the following conditions:

1.
The Plan restriction period for these shares expires as shown on the restriction lapse dates in the table below:

# Shares Granted	Share Grant Date	Restriction Period	Restriction Lapse Date	Aggregate Shares Lapsed

[#]	mm/dd/yy	[one to five years]	[one to five years after Share Grant Date]	[#]

2.
The Plan requires that as a condition to receiving your Award, you waive in writing the right to make an election under Section 83(b) of the Internal Revenue Code of 1986 with respect to your Award (see Section 7D of the Plan). Your execution of this letter will constitute your waiver to make such election under Section 83(b). This waiver means that you will not have the option of electing to be taxed on the restricted shares at the time of the grant. Instead, you will be taxed on the restricted shares at the time the Plan restrictions are removed (see Attachment A). This waiver allows the Company to treat dividends paid to you during the period of the Plan restrictions as compensation, thereby giving the Company a tax deduction for such amounts.

3.
As provided in the Plan, until the Plan restriction period expires, you may not sell, transfer, pledge or hypothecate the Award shares. CEG will hold the shares for safekeeping until the restriction lapse, unless you let us know that you want a stock certificate for the Award. If you prefer a certificate, it will be issued in your name with a legend to the effect that you may not sell, transfer, pledge, or hypothecate the Award shares and that the shares are subject to certain conditions under the Plan.

4.
If you contemplate the sale or transfer (for example to a family member) of any shares after the restriction period expires, you should contact the SEC-related persons specified below for advice on the timing of any sale or transfer and any reporting obligations you may have.

Please read the Plan carefully as it contains many other provisions relating to your Award. If you have any questions, please do not hesitate to call:

General	SEC-related	Tax-related

[NAME]	[NAME]	[NAME]

[PHONE NUMBER]	[PHONE [NUMBER]	[PHONE [NUMBER]

Please sign the enclosed copy of this letter and return it in the envelope provided.

Sincerely, [NAME]
[TITLE, DEPARTMENT]

I have read the Plan and this letter and agree to the terms and conditions contained in each regarding my Award.

Signature of Recipient	Date

ATTACHMENT A

CONSTELLATION ENERGY GROUP, INC.

INCOME TAX CONSEQUENCES TO PARTICIPANTS

FOR SERVICE-BASED RESTRICTED STOCK AWARDS

        Set forth is a brief overview of certain income tax consequences associated with your Service-Based Restricted Stock Award ("the Award").

Stock

        Because the Plan places certain restrictions on the Award which could lead to forfeiture of the shares prior to lifting the Plan restrictions and because you have agreed to waive the Section 83(b) election1, the value of the restricted stock is not taxed to you when the initial grant is made. Rather, the stock is taxable to you at the time the restrictions are removed. The amount subject to income tax is the fair market value of the stock on the day that the Plan restrictions are removed. This amount is treated as compensation subject to withholding of income taxes, Medicare taxes and, if applicable, Social Security taxes. You are not taxed on the value of any stock forfeited.

        For purposes of determining the gain or loss on any sale of the stock received pursuant to this Award, your basis in the stock is the amount that you included in taxable income when the Plan restrictions were removed. Your tax holding period, for purposes of determining whether a gain or loss on a sale is long-term or short-term, begins on the day after the day that the Plan restrictions were removed.

Dividends

        The dividends during the restriction period will be automatically reinvested in additional shares of company common stock. These shares will be subject to the same restrictions as the originally awarded shares and will vest accordingly. For tax purposes, the dividends on the restricted stock will not be taxable as dividend income. Rather, the accumulated shares of stock will be taxable to you in the same manner as stated above.

        After the Plan restrictions on the stock are removed, the dividends are treated as regular dividend income (generally not subject to tax withholding).

Tax Planning

        You may wish to consult your tax advisor in the year the restrictions are lifted from the Award if you have questions regarding the impact of the Award on your tax withholding or if you have questions about the applicable capital gains holding period and rates for this Award.

1
The Plan requires that as a condition to receiving a Restricted Stock Award, you must waive in writing the right to make an election under Section 83(b) of the Internal Revenue Code of 1986 with respect to your Award (see Section 7 D of the Plan). This waiver means that you will not have the option of electing to be taxed on the restricted shares at the time of grant. Instead, you will be taxed on the restricted shares at the time the Plan restrictions are removed. This allows the Company to treat dividends paid during the period of Plan restrictions as compensation, thereby giving the Company a tax deduction for such amounts.

FORM OF PERFORMANCE UNIT AGREEMENT

[date]

TO: «[First]» «[MI]» «[Last]»

Effective [Date], as part of the [3 CALENDAR YEAR PERFORMANCE PERIOD] Long-Term Incentive Program, you were granted [#] performance units (the "Units") under the Constellation Energy Group, Inc. 2002 Senior Management Long-Term Incentive Plan (the "Plan"). In addition to other provisions of the Plan, your award is subject to the conditions set forth in this document.

Target Grant (# Units)	Grant Date	Performance Period	Vesting Date

[#]	[MM/DD/YY]	[3-Year Period]	[End of 3-Year Period]

Under current tax law, you are not subject to tax on your Units until the Vesting Date.

1.
Each Unit is worth $1. The final award payout on the Vesting Date will be based on Constellation Energy Group's relative Total Shareholder Return ("TSR") performance over the Performance Period as set forth below. TSR is defined as the stock price change from [BEGINNING TO END OF 3 CALENDAR YEAR PERFORMANCE PERIOD] and dividends during that period that are reinvested on the ex-dividend date
(date stock trades without its dividend) at the closing price on that date.

The Plan Administrator will determine the award payout soon after the conclusion of the Performance Period. The performance measures used to determine the award payout are as follows:

•
Primary Measure: Constellation Energy TSR for the Performance Period is compared to the TSR performance results of large and mid-size investment grade companies within the Dow Jones Electric Utilities Index (DJEUI) on [END OF PERFORMANCE PERIOD]. In the DJEUI, companies that are rated "non-investment grade' by both Moody's and S&P rating agencies on [END OF PERFORMANCE PERIOD] are excluded.

•
Secondary Measure: If Constellation Energy's percentile rank for the Primary Measure is below the [    ] percentile, then a comparison will be made to the TSR performance results of investment grade companies in the S&P 500 Index on [END OF PERFORMANCE PERIOD].

		Primary Measure TSR v. DJEUI Large & Mid-Cap Investment Grade Companies	Secondary Measure TSR v. S&P 500 Index Comparison Group

Performance Level	Total Shareholder Return	Payout vs. Target	Payout vs. Target

<Threshold	<[ ] Percentile	[ ]%	[ ]%

Threshold	[ ] Percentile	[ ]%	[ ]%

Target	[ ] Percentile	[ ]%	[ ]%

Stretch	[ ] Percentile	[ ]%	[ ]%

Payout levels interpolated between points.
Secondary measure applies only if performance vs. primary measure is below threshold.

2.
The award payout amount is determined by multiplying the "Payout vs. Target" percentage by the number of Units (worth $1 each) that you were granted. This award payout amount may be settled, in the sole discretion of the Plan Administrator, in either restricted or unrestricted stock or stock units, or cash (or any combination thereof).

3.
Under current tax law, you will be subject to tax on the Vesting Date on the award payout amount. The Company will be required to withhold applicable taxes at such time. If the award payout is settled in stock or stock units, the Company will withhold the required number of shares or units to pay these taxes.

4.
As provided in the Plan, until the Vesting Date, you may not sell, transfer, or pledge the Units.

Please read the Plan carefully as it contains many other provisions relating to your award. If you have any questions, please do not hesitate to call:

General	SEC-related	Tax-related

[NAME]	[NAME]	[NAME]

[PHONE NUMBER]	[PHONE [NUMBER]	[PHONE [NUMBER]

Please sign this letter and return it in the envelope provided, and keep a copy for your records.

Sincerely,

[NAME]
[TITLE, DEPARTMENT]

I have read the Plan and this letter and agree to the terms and conditions contained in each regarding my Award.

Signature of «First» «MI» «Last»	Date

FORM OF STOCK UNIT AWARD WITH SALE RESTRICTION AGREEMENT

[DATE]

Recipient Name
Recipient Title
Company
Company Address
City, State Zip Code

RE: Stock Unit Award with Sale Restriction

Dear Recipient:

Effective date, as part of your [PERFORMANCE YEAR] annual incentive and in recognition of your performance during [PERFORMANCE YEAR], you were granted [#] restricted Constellation Energy Group, Inc. (the "Company") common stock units with sale restrictions ("Deferred Shares") under the Constellation Energy Group, Inc. 2002 Senior Management Long-Term Incentive Plan (the "Plan"). In addition to other provisions of the Plan, your award is subject to the following conditions:

1.
Each Deferred Share entitles you to receive on the Restriction Lapse Date (set forth below) one share of Constellation Energy Group common stock ("Common Stock"). Under current tax law, you are not subject to tax on your Deferred Shares until the Restriction Lapse Date (see paragraph 4 below).

2.
During the Restriction Period (set forth below), on any date that Constellation Energy Group pays dividends with respect to the Common Stock, the Company shall credit you with a number of Deferred Shares equal to (i) the number of your Deferred Shares on the dividend record date times (ii) the dividend rate per share, divided by (iii) the per share reinvestment price. These dividend-based additional Deferred Shares shall be subject to the same rules and restrictions as Deferred Shares originally granted to you.

3.
The Restriction Period for your Deferred Shares expires on the Restriction Lapse Date as shown in the table below:

# Deferred Shares Granted	Deferred Share Grant Date	Restriction Period	Restriction Lapse Date

[#]	[MM/DD/YY]	[5 years]	[5 years after Grant Date]

Your Deferred Shares are fully and immediately vested, however, during the Restriction Period, you may not sell, transfer, or pledge the Deferred Shares. During the Restriction Period, you will have no voting rights with respect to the Deferred Shares. The Restriction Period remains in effect irrespective of your employment status.

4.
Following the Restriction Lapse Date, the Company shall cause to be issued to you a certificate for shares of Common Stock equal to the number of your Deferred Shares (including dividend-based additional Deferred Shares). Under current tax law, you will be subject to tax on the Restriction Lapse Date based on an amount equal to the number of shares of Common Stock issued to you times the Fair Market Value per share (i.e., the average of the high and low price of the Common Stock on the Restriction Lapse Date). The Company will be required to withhold applicable taxes at such time, and will withhold the required number of shares to pay these taxes. The total shares you receive will be rounded to the nearest whole share. You should consult your tax advisor regarding any tax issues.

Please read the Plan carefully as it contains many other provisions relating to your award. If you have any questions, please do not hesitate to call:

General	SEC-related	Tax-related

[NAME]	[NAME]	[NAME]

[PHONE NUMBER]	[PHONE [NUMBER]	[PHONE [NUMBER]

Please sign the enclosed copy of this letter and return it in the envelope provided.

Sincerely, [NAME]
[TITLE, DEPARTMENT]

I have read the Plan and this letter and agree to the terms and conditions contained in each regarding my Award.

Signature of Recipient	Date

FORM OF
STOCK OPTION AGREEMENT

        This Stock Option Agreement ("Agreement") is subject to the terms and conditions of the Constellation Energy Group, Inc. 2002 Senior Management Long-Term Incentive Plan (the "Plan"). The «Administrator» Constellation Energy Group, Inc. (the "Plan Administrator") has authorized the option grant under this Agreement by and between Participant (designated below) and Constellation Energy Group, Inc. ("Constellation Energy").

1.    Grant of Option.

        (a)    The "Participant" is «First» «Middle» «Last».

        (b)   The date of the grant is «GrantDate» ("Grant Date").

        (c)    The number of shares subject to the option ("Option Shares") are «Grant» shares of Constellation Energy common stock ("Stock").

        (d)   The exercise price is [OptionPrice = fair market value of stock on grant date] per share of Stock ("Exercise Price").

        This Agreement specifies the terms of the option ("Option") granted to Participant to purchase the Option Shares at the Exercise Price set forth above. The Option is not intended to constitute an "incentive stock option" as that term is used in Internal Revenue Code section 422. The "Option Period" is the period during which the Option is exercisable as provided in this Agreement.

2.    Installment Exercise.

        Subject to the terms of this Agreement, the Option will be exercisable in installments according to the following schedule (each a "Vesting Date"):

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT

[1/3 of Option Shares] Options	[One year after Grant Date]

[1/3 of Option Shares] Options	[Two years after Grant Date]

[1/3 of Option Shares] Options	[Three years after Grant Date]

3.    Termination of Option.

        (a)    Except as provided in paragraph 3(b) below, the Option will terminate upon the earlier to occur of: (1) when all Option Shares have been exercised; or (2) ten (10) years from the Grant Date ("Expiration Date").

        (b)   If Participant ceases employment, the Option will terminate as to any unvested Option Shares on the effective date of Participant's employment Termination (as defined in the Plan) and as to vested Option Shares 90 days after such effective date; provided that if Participant ceases employment because of Participant's Retirement, Disability (each as defined in the Plan), or death, the Option will terminate as to any unvested Option Shares on the effective date of the Retirement, Disability or death, and as to vested Option Shares, the Option will remain exercisable until the earlier of 60 months after such effective date or the Expiration Date.

        (c)    In the event of Participant's death during the Option Period, vested Option Shares may be exercised by Participant's legal representative(s), or by other person(s) authorized under Participant's will. Alternatively, if Participant fails to make testamentary disposition of the Option or dies intestate, such vested Option Shares may be exercised by persons(s) entitled to receive the Option Shares under the applicable laws of descent and distribution.

        (d)   A transfer of Participant's employment between Constellation Energy and any Subsidiary of Constellation Energy, or between Subsidiaries of Constellation Energy, will not be considered an employment Termination.

4.    Exercise of Option.

        (a)    Subject to this Agreement and the Plan, the Option may be exercised in whole or in part by the method specified by the Plan Administrator from time to time or by contacting [NAME] at [PHONE NUMBER(S)].

        (b)   On or before the exercise date specified pursuant to paragraph 4(a), Participant must fully pay the Exercise Price and the tax withholding obligation for the Option Shares exercised in U.S. dollars by cash or by check payable to Constellation Energy Group, Inc. All or a portion of the Exercise Price and tax withholding obligation may also be paid by Participant: (i) subject to the terms of paragraph 4(c) below, by delivery of shares of Stock owned by Participant and acceptable to the Plan Administrator having an aggregate Fair Market Value (as defined in paragraph 6 below) on the date of exercise that is equal to the amount of cash that would otherwise be required; or (ii) by authorizing a third party to sell the Option Shares (or a sufficient portion of the Option Shares), and immediately remit to Constellation Energy the Exercise Price and any tax withholding resulting from such exercise. Further, tax withholding up to the minimum required withholding rate (but not in excess of that rate) may also be satisfied through a holdback by Constellation Energy of some of the Option Shares that would otherwise be deliverable to Participant by reason of the Option exercise. The Option will cease to be exercisable, as to the portion exercised, when Participant purchases the Stock to which the exercised portion of the Option relates.

        (c)    Other shares of Stock owned by Participant may be delivered to satisfy the Exercise Price, or to satisfy Participant's tax withholding obligation above the minimum withholding rate, only if the shares have been held by Participant for at least six months before delivery, except that there shall be no holding period imposed for shares purchased by Participant for cash on the open market. Use of previously-owned shares shall be effected by actual delivery of the Stock certificates to Constellation Energy, and by completing an affidavit available from Constellation Energy affirming that Participant owns the necessary shares and that any applicable holding period has been satisfied.

        (d)   Participant is required to comply with Constellation Energy's Insider Trading Policy at all times, including in connection with exercise of the Option. The Option may not be exercised by Participant during any blackout or prohibited trading period established by Constellation Energy or applicable to Participant, nor shall the Option be exercisable if and to the extent Constellation Energy determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If Constellation Energy makes such a determination, it will use all reasonable efforts to comply with such laws, rules or regulations. In making any such determinations, Constellation Energy may rely on the opinion of counsel for Constellation Energy.

        (e)    As soon as practicable after the exercise date, Constellation Energy will deliver to Participant a Stock certificate or certificates (or other evidence of ownership) for the purchased Option Shares.

5.    Tax Withholding.

        Constellation Energy will have the right to withhold any applicable federal, state or local taxes, deductions or withholdings due with respect to the Option or its exercise in such form and manner as provided in the Plan.

6.    Fair Market Value.

        The "Fair Market Value" of a share of Stock is the average of the highest and lowest sale price per share of Stock on the New York Stock Exchange-Composite Transactions on the applicable date of reference, or if there are no sales on such date, then the average of such highest and lowest sale price on the last previous day on which sales are reported.

7.    No Rights of Stockholders.

        Participant does not have any of the rights and privileges of a stockholder of Constellation Energy with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, before the date of exercise and purchase of the Option Shares.

8.    Non-Transferability of Option.

        The Option is not transferable, except for a transfer to Participant's family member or to a trust established for the benefit of Participant's family members which has been approved by the Plan Administrator as provided in the Plan, or in case of Participant's death, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. During Participant's lifetime, the Option is exercisable only by Participant, any guardian or legal representative of Participant, or a family member or trustee of a trust established for the benefit of Participant's family members to whom the Option has been transferred in accordance with the Plan. In the event of (a) any attempt by Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided in this Agreement, or (b) the levy of any attachment, execution or similar process upon the rights or interest conferred under this Agreement, Constellation Energy may terminate the Option by notice to Participant and it will become null and void.

9.    Employment Not Affected.

        Neither this Agreement nor the grant of the Option constitutes a contract of employment between Constellation Energy or any Subsidiary and Participant, and neither will be deemed to be consideration for, or a condition of, continued employment of Participant.

10.    Incorporation of Plan by Reference.

        The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated in this Agreement by reference. The Option will in all respects be interpreted in accordance with the Plan. All capitalized terms, which are not otherwise defined in this Agreement, will have the meaning specified in the Plan. The Plan Administrator will interpret and construe the Plan and this Agreement, and its interpretations and determinations will be conclusive and binding on the parties and any other person claiming an interest with respect to any issue arising under this Agreement.

11.    Severability.

        The provisions of this Agreement are severable. If any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

IN WITNESS WHEREOF, Constellation Energy Group, Inc. and Participant have executed this Stock Option Agreement effective as of the Grant Date.

Constellation Energy Group, Inc	ACCEPTED AND AGREED TO:
[NAME] [TITLE, DEPARTMENT]	By:	‹‹First›› ‹‹MI›› ‹‹Last››

QuickLinks

Constellation Energy Group, Inc. Amended and Restated 2002 Senior Management Long-Term Incentive Plan (Plan)
2002 Senior Management Long-Term Incentive Plan Appendix
FORM OF SERVICE-BASED RESTRICTED STOCK AWARD AGREEMENT
INCOME TAX CONSEQUENCES TO PARTICIPANTS
FORM OF PERFORMANCE UNIT AGREEMENT
FORM OF STOCK UNIT AWARD WITH SALE RESTRICTION AGREEMENT
FORM OF STOCK OPTION AGREEMENT